EXHIBIT 10.10

                                 PROMISSORY NOTE

$24,600.00
Fort Lauderdale, Florida
September 7 , 1999

           For value received the undersigned promises to pay the order of CAROL NEAL, the principal sum of Twenty-Four Thousand Six Hundred and No/100 Dollars ($24,600.00), with no interest thereon. Said sum being payable in lawful money of the United States or its equivalent, at 7699 N.E.
8th Court, Boca Raton, Florida 33487, payable as follows:

           The entire outstanding principal balance due shall be due and payable upon demand, however, if no demand is made, then the entire principal balance shall be due and payable in full, two (2) years from the date of this Note.

           Each maker and endorser severally waives demand, protest and notice of maturity, nonpayment or protest and all requirements necessary to hold each of them liable as makers and endorsers.

           Each maker and endorser further agrees, jointly and severally, to pay all costs of collection including a reasonable attorney's fee in case the principal of this note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

           This note and deferred interest payments shall bear interest at the rate if Eighteen (18%) percent, per annum from maturity until paid.

           Maker shall pay holder a late charge of five percent (5.0%) of any payment not received by holder within ten (10) days after its due date, provided that holder has not exercised his right of acceleration.

           Upon default in the payment of principal and/or interest due under this Promissory Note, or upon default under the mortgage securing this Promissory Note, the entire outstanding principal balance together with interest thereon shall, at the option of the holder, be immediately due and payable.

           This note is to be construed and enforced according to the laws of the State of Florida.

           Anything to the contrary notwithstanding the entire principal balance together with interest thereon, shall be immediately due and payable upon the transfer or conveyance of any interest in the property encumbered by the mortgage securing this promissory note.

           This note may be pre-paid, in whole or in part, without premium or penalty.

                                     PLATINUM AND GOLD RECORDING AND
                                     PUBLISHING COMPANY

                                     By:   /s/ Valerie Peters
                                     ----------------------------
                                    VALERIE PETERS, Vice President